UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2010

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Ford Loan and Ford Profits Interest

As previously disclosed by Stratus Properties Inc. (“Stratus”), on October 21, 2009, CJUF II Stratus Block 21 LLC, a joint venture between Stratus and Canyon-Johnson Urban Fund II, L.P. (the “Joint Venture”), as borrower, and Beal Bank Nevada (“Beal Bank”), as lender, entered into an amended and restated loan agreement, an amended and restated promissory note and related loan documents (the “Beal Loan Agreement”), which provided for a secured loan to the Joint Venture to finance the development of Block 21, a 36-story mixed-use development in downtown Austin, Texas, anchored by a W Austin Hotel & Residences (the “W Austin Hotel & Residences Project”).  Pursuant to the Beal Loan Agreement, the Joint Venture may borrow up to an aggregate of $120 million to fund the construction, development and marketing costs of the W Austin Hotel & Residences Project (the “Beal Loan”).  Under the terms of the Beal Loan Agreement, the Joint Venture could not obtain additional funding under the Beal Loan until each of the joint venture partners contributed an additional $10 million in capital and the joint venture obtained an additional approximate $32 million in acceptable subordinated debt, preferred equity or common equity financing.

On April 6, 2010, the Joint Venture, as borrower, entered into a loan agreement with Hunter’s Glen/Ford Investments I LLC, as lender (the “Ford Loan Agreement”) effective as of March 31, 2010, that provides for (1) a subordinated secured loan to the Joint Venture in the amount of $30 million to finance the project costs of the W Austin Hotel & Residences Project (the “Ford Loan”) and (2) a profits interest in the Joint Venture (the “Ford Profits Interest”).  Amounts borrowed under the Ford Loan will bear interest at an annual rate equal to 17.5 percent.  Interest on the Ford Loan will accrue and can either be paid annually or added to the principal.  The outstanding principal and accrued unpaid interest on the Ford Loan are due at maturity on March 31, 2012.  The lender will have the option to extend the loan maturity date on the Ford Loan for two additional one-year periods upon payment by the Joint Venture of a $50,000 extension fee for each of the respective extension options exercised.

Under the terms of the Ford Loan Agreement, an initial advance of $10 million was made at closing and the lender will make additional advances of $11 million on April 16, 2010 and $9 million on May 17, 2010.  Borrowed amounts may not be prepaid, in whole or in part, prior to the first anniversary of the date of the Ford Loan Agreement.  Optional prepayments made after the first anniversary of the date of the closing are not subject to prepayment premiums or fees.  After one year from the first borrowing, all net proceeds from the sale of residences at the W Austin Hotel and Residences Project which are declined by Beal Bank for payment on the Beal Loan shall be used to repay the Ford Loan.  In addition, after one year from the first borrowing, the Joint Venture may repay the Ford Loan, in whole or in part, from either (1) additional equity contributed by current members of the Joint Venture; or (2) equity contributed by third parties acceptable to Beal Bank based upon specific parameters.

Repayments under the Ford Loan Agreement may be accelerated by the lender upon the occurrence of customary events of default.  The Ford Loan is secured by a second lien on the assets of the W Austin Hotel & Residences Project and is subordinate to the Beal Loan.  The full payment and performance of the Ford Loan Agreement has been guaranteed by Stratus.  In addition, the Ford Loan Agreement includes a covenant requiring that Stratus maintain a minimum total stockholders’ equity balance of $120 million.

The Ford Profits Interest provides that Ford will receive 95 percent of the operating cash flow and net proceeds from capital events of the Joint Venture up to a maximum payment of $750,000 if paid on the first anniversary date of the Ford Loan Agreement and will be increased each full or partial month thereafter by $62,500 until the Ford Profits Interest is paid in full.  No payments on the Ford Profits Interest may be made (1) prior to the first anniversary of the date of the Ford Loan Agreement or (2) prior to date the Ford Loan is fully paid.  After the first anniversary date of the Ford Loan Agreement and after the Ford Loan is fully paid, the Joint Venture may fully pay the amounts due on the Ford Profits Interest at the time of payment and terminate the Ford Profits Interest using either (1) additional equity contributed by the current members of the Joint Venture; or (2) equity contributed by third parties acceptable to Beal Bank based upon specific parameters.  The aggregate amount necessary to fully pay and terminate the Ford Profits Interest is approximately equal to the interest that would accrue on $30 million at a rate of 2.5% per year.

Stratus and Canyon-Johnson Urban Fund II, L.P. have each funded an additional $817,282 in capital to the Joint Venture on the closing of the Ford Loan Agreement so that combined with the Ford Loan and prior capital contributions, the Joint Venture has complied with the current capital funding requirements of the Beal Loan Agreement in order for the Joint Venture to obtain additional funding under the Beal Loan.

Comerica Loan Modification Agreement

On April 7, 2010, Stratus entered into a Fourth Modification and Extension Agreement (“Comerica Loan Modification Agreement”), effective as of March 31, 2010, of the loan agreement dated as of September 30, 2005, by and among Stratus and its wholly owned subsidiaries Stratus Properties Operating Co., L.P., Circle C Land, L.P., Austin 290 Properties, Inc., and Calera Court, L.P., as borrowers, and Comerica Bank, as lender (“Comerica”).  Under the terms of the Comerica Loan Modification Agreement, the existing $45 million revolving credit facility with Comerica was bifurcated into a $35 million revolving loan and a $10 million term loan and the maturity date was extended from May 30, 2010 to May 30, 2012.

The interest rate applicable to amounts borrowed under the $35 million revolving loan was modified to an annual rate of LIBOR plus 4 percent, with a minimum interest rate of 6 percent.  Interest payments are due monthly on amounts outstanding under the $35 million revolving loan.

The interest rate applicable to amounts borrowed under the $10 million term loan was modified to an annual rate of LIBOR plus 5 percent, with a minimum interest rate of 7 percent.  The $10 million term loan will require monthly interest only payments for the first year, and beginning on June 1, 2011, quarterly principal payments of $0.5 million in addition to the monthly interest payments.  Any amounts repaid under the $10 million term loan will not be available for future advance to Stratus.  Any distributions received by Stratus from its investment in the W Austin Hotel & Residences Project shall, after repayment of any amounts due under the Beal Bank and Ford Loan Agreements, be paid to Comerica and applied against the $10 million term loan to the extent of any outstanding debt.

The Comerica Loan Modification Agreement increased Stratus’ net worth covenant from $80 million to $120 million.  All other terms and conditions remain the same.

FAAM Loan Modification Agreements

On April 7, 2010, Stratus entered into Loan Modification Agreements effective as of March 31, 2010, with American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc. – II, American Strategic Income Portfolio Inc. – III and American Select Portfolio Inc., under which it extended and modified its seven unsecured term loans (the “FAAM Loan Modification Agreements”).  The table below reflects the modifications in interest rates and extensions of maturity dates applicable to each of the seven unsecured term loans:

Lender	Original Principal Amount	Former Interest Rate	Modified Interest Rate	Former Maturity Date	Extended Maturity Date
American Strategic Income Portfolio Inc.	$ 3,500,000	6.915%	8.75%	12/31/2011	12/31/2014

American Strategic Income Portfolio Inc.-II	5,000,000	6.560%	8.75%	12/31/2011	12/31/2011

American Strategic Income Portfolio Inc.-II	8,000,000	6.560%	8.75%	12/31/2011	12/31/2013

American Strategic Income Portfolio Inc.-III	8,000,000	6.915%	8.75%	12/31/2011	12/31/2011

American Strategic Income Portfolio Inc.-III	7,000,000	6.560%	8.75%	12/31/2011	12/31/2013

American Select Portfolio Inc.	3,500,000	6.915%	8.75%	12/31/2011	12/31/2012

American Select Portfolio Inc.	5,000,000	6.560%	8.75%	12/31/2011	12/31/2014

On March 19, 2010, Stratus made a $2 million payment on the American Strategic Income Portfolio Inc-III loan in the original amount of $8 million referenced in the table above.  Stratus is also required to make an additional $2 million payment on such loan on or before June 30, 2010.

The FAAM Loan Modification Agreements were also modified (1) to exempt Stratus from compliance with the debt service ratio requirement so long as Stratus maintains a minimum total stockholders' equity balance of $120 million; and (2) to prohibit common stock repurchases while the loans are outstanding. All other terms and conditions under each of the loans remained the same.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a discussion of the Ford Loan and Ford Profits Interest, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date:  April 9, 2010